UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 2,2025 (June 30, 2025)

LIXTE BIOTECHNOLOGY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

delaware	001-39717	20-2903526
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

680 East Colorado Boulevard, Suite 180

Pasadena, California 91101

(Address of principal executive offices)

(631) 830-7092

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act of 1933 (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	LIXT	The NASDAQ Stock Market, LLC
Warrants to Purchase Common Stock, par value $0.0001 per share	LIXTW	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Agreement.

On June 30, 2025, Lixte Biotechnology Holdings, Inc., a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain purchasers named therein (the “Purchasers”), pursuant to which the Company agreed to issue and sell, in a private placement (the “Offering”) 59,552 shares (the “Common Shares”) of the Company’s Common Stock, par value $0.0001 per share (the “Common Stock”); Pre-Funded Warrants (“Pre-Funded Warrants”) to purchase 2,322,532 shares of Common Stock; common stock warrants (the “Common Stock Warrants”) to purchase 6,355,214 shares of Common Stock; and 3,573,130 shares of the Company’s Series B Convertible Preferred Stock. (the “Preferred Shares”). Each Preferred Share is convertible into one share of Common Stock, subject to standard adjustments such as stock splits and stock dividends. The Preferred Shares are non-voting, except that certain actions of the Company may not be taken except upon approval of holders who own a majority in stated value of the Preferred Shares. The Preferred Shares bear an 8% per annum cumulative dividend non-compounding and payable at conversion either in cash or, at the holder’s election, in shares of Common Stock valued at the then effective conversion rate. The holders of the Preferred Shares have the right to designate two members to the Company’s Board of Directors.

The Common Shares, Pre-Funded Warrants, the Preferred Shares, the Common Stock Warrants and the shares of Common Stock underlying the Common Stock Warrants, Pre-Funded Warrants and Preferred Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and have been issued in reliance on an exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) thereof. The Common Shares, Pre-Funded Warrants, Preferred Shares, Common Stock Warrants and the shares of the Company’s Common Stock underlying such securities may not be offered or sold in the United States in the absence of an effective registration statement or exemption from applicable registration requirements. The Company has agreed to file a registration statement (the “Resale Registration Statement”) to cover the resale of the Common Shares and any share of Common Stock underlying the Pre-Funded Warrants, the Common Stock Warrants, the Placement Agent Warrants and the Preferred Shares.

The Offering was priced at-the-market under Nasdaq rules. The Offering will result in gross proceeds of approximately $5,000,000 before deducting the placement agent’s fees and related offering expenses. The initial Offering closed on July 2, 2025 with the Company receiving gross proceeds of approximately $4,000,000. The remaining $1,000,000 of proceeds will be paid at such time as the Resale Registration Statement has been declared effective.

The representations, warranties and covenants contained in the Purchase Agreement were made solely for the benefit of the parties to the Purchase Agreement. In addition, such representations, warranties and covenants (i) are intended as a way of allocating the risk between the parties to the Purchase Agreement and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Accordingly, the Purchase Agreement is included with this filing only to provide investors with information regarding the terms of the transaction, and not to provide investors with any other factual information regarding the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

Pursuant to the terms of the Purchase Agreement and subject to certain exceptions as set forth in the Purchase Agreement, from the date of the Purchase Agreement so long as a purchaser holds 50% or more of the securities purchased, the Company will not issue, enter into any agreement to issue, announce the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents at a price less than the purchase price of the Common Stock sold in the Offering plus $0.125 for the Common Stock Warrant, except in the case of shares sold pursuant to an Equity Line of Credit of not more than $15 Million.

Pursuant to a Placement Agent Agreement dated as of June 30, 2025, the Company engaged Spartan Capital Securities, LLC (the “Placement Agent”) to act as the Company’s exclusive placement agent in connection with the Offering. The Company paid the Placement Agent a cash fee equal to 8% of the aggregate gross proceeds raised in the Offering, a non-accountable expense allowance of 1.0% of the aggregate gross proceeds raised in the Offering, and $125,000 for its expenses including legal fees.

On the Closing Date, the Company issued to the Placement Agent, or its designees, warrants (the “Placement Agent’s Warrants”) to purchase up to 315,626 shares of Common Stock, which represents 5% of the Shares and Pre-Funded Warrants sold in the Offering. The Placement Agent’s Warrants have an exercise price of 125% of the offering price and otherwise have the same terms as the Common Stock Warrants. The Placement Agent’s Warrants and the shares of Common Stock underlying the Placement Agent’s Warrants have not been registered under the Securities Act and have been issued in reliance on an exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) thereof. The Placement Agent’s Warrants and the shares of the Company’s Common Stock underlying the Placement Agent’s Warrants may not be offered or sold in the United States in the absence of an effective registration statement or exemption from applicable registration requirements.

The foregoing summaries of the Purchase Agreement, the Common Stock Warrants, the Preferred Shares and the Placement Agent’s Warrants do not purport to be complete and are subject to, and qualified in their entirety by, such documents attached as Exhibits 4.1, 4.2, 4.3, 10.1 and 10.2, respectively, to this Current Report on Form 8-K (the “Report”), and which are incorporated herein in their entirety by reference.

This Report does not constitute an offer to sell any securities or a solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Report regarding the Common Shares, the Pre-Funded Warrants, the Common Stock Warrants, the Preferred Shares and the Placement Agent’s Warrants is hereby incorporated by reference into this Item 3.02 in its entirety. The Common Shares, the Pre-Funded Warrants, the Common Stock Warrants, the Preferred Shares, and the Placement Agent’s Warrants and the shares of Common Stock underlying such securities have not been registered under the Securities Act and have been issued in reliance on an exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) thereof. The Common Shares, the Pre-Funded Warrants, the Preferred Shares, the Common Stock Warrants and the Placement Agent’s Warrants and the shares of the Company’s Common Stock underlying such warrants may not be offered or sold in the United States in the absence of an effective registration statement or exemption from applicable registration requirements. No statement in this document or the attached exhibits is an offer to purchase or a solicitation of an offer to sell securities. No offer, solicitation or sale will be made in any jurisdiction in which such offer, solicitation or sale is unlawful.

As indicated in item 1.01, the Company has agreed to file a Registration Statement with the Securities and Exchange Commission with respect to the Common Shares and the shares of Common Stock underlying the Pre-Funded Warrants, the Common Stock Warrants and the Preferred Shares.

Item 8.01. Other Events.

The information in Item 1.01 above is hereby incorporated by reference into this Item 8.01. In connection with the Offering, on July 1, 2025, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated by reference.On July 2,2025, the Company issued a press release announcing the closing of the Offering. A copy of the press release is filed as Exhibit 99.2 hereto and is incorporated by reference.

As a result of the transaction described in Items 1.01 and 3.02 above, as of the date of this Current Report on Form 8-K, the Company believes it has stockholders’ equity in excess of $2.5 million and is awaiting a compliance determination from Nasdaq.

Item 9.01. Financial Statements and Exhibits.

(d) There is filed as part of this report the exhibits listed on the accompanying Index to Exhibits, which exhibits are incorporated herein by reference

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 2, 2025	LIXTE BIOTECHNOLOGY HOLDINGS, INC.
(Registrant)

	By:	/s/ Geordan Pursglove
Geordan Pursglove
Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

4.1	Series B Certificate of Designation
4.2	Form of Pre-Funded Warrant
4.3	Form of Common Stock Warrant
10.1	Form of Securities Purchase Agreement
10.2	Form of Placement Agent Agreement
99.1	Press Release Dated July 1, 2025
99.2	Press Release Dated July 2,2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)